MARKET DEVELOPMENT AND SALES SERVICES AGREEMENT

This Market Development and Sales Services Agreement (the “Agreement) is made and effective as of this 1st day of March, 2025 (the “Effective Date”), by and between Red Phoenix Rising, LLC (the “Sales Consultant”), and Software Effective Solutions, Inc., a Louisiana corporation (the “Company”). Each of the Company and Sales Consultant are a “Party” and, collectively, the “Parties”.

BACKGROUND

The Board of Directors (the “Board”)of the Company has determined that it is in the Company’s best interests to diversify its business by entering the CBD industry, including grow opportunities, product manufacturing, product acquisition (including vapes and cartridges), product packaging and product distribution in the United States and the European Union countries.

The Board’s determination was based on its findings that the size of the current global cannabidiol (CBD) market size (USD$7.71 billion in 2023) is expected to experience a compound annual growth rate in excess of 15% from 2024 to 2030.

The Board further found that the CBD market size is expected to grow with the increasing legalization of hemp-based products and the evolution of, and innovation associated with, CBD products, including edibles, topicals and beverages.

RECITALS

WHEREAS, Sales Consultant, by and through its principals1, possesses significant experience in the CBD industry at all levels, product manufacture, product distribution and product retail sales, including e-commerce channels and the Board has concluded that the principals of Sales Consultant offer the Company a unique opportunity to enter the CBD industry; and

WHEREAS, the Company desires to have Sales Consultant provide certain market development and sale services with respect to establishing the Company’s planned CBD business, all as specifically set forth on Exhibit A attached this Agreement (collectively, the “CBD Services”), pursuant to the terms and conditions of this Agreement;  and

1The curriculum vitae of one of the principals of Sales Consultant, Thomas Roland, is described in Annex I attached hereto.

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WHEREAS, Sales Consultant desires to provide the CBD Services to the Company pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto intending to be legally bound, agree as follows:

1.Appointment of Sales Consultant as Corporate Consultant. The Company grants to Sales Consultant for the term of this Agreement, the authority to provide to the Company, on a non-exclusive basis, the CBD Services described in Exhibit A attached hereto, upon the terms and conditions set forth in this Agreement.

2.Sales Consultant Services. Sales Consultant, in its capacity as an independent contractor, will provide the CBD Services to the Company during the term of this Agreement when and as reasonably requested by the Company. The Company acknowledges that Sales Consultant will limit its role under this Agreement to that of a usual sales consultant, and that Sales Consultant is not, and will not become, engaged in the business of: (a) assisting or effecting securities transactions, directly or indirectly, for or on the account of the Company, (b) providing investment advisory services as defined in the Investment Advisors Act of 1940, or (c) providing any tax, legal, auditing or other services, except as specifically set forth in this Agreement or in any other agreement between the Company and Sale Consultant.

3.Compensation to Sales Consultant. As compensation for providing the CBD Services, and in acknowledgment of the high risks associated with Sales Consultant’s compensation being paid other than in cash, (a) on the Effective Date, the Company shall issue to Sales Consultant a convertible note in the principal amount of $500,000.00 (the “First Note”), in the form attached hereto as Exhibit B, (b) on the one-month anniversary of the Effective Date, the Company shall issue to Sales Consultant a convertible note in the principal amount of $150,000.00 (the “Second Note”), in the form attached hereto as Exhibit C, and (c) on the two-month anniversary of the Effective Date, the Company shall issue to Sales Consultant a convertible note in the principal amount of $150,000.00 (the “Third Note”), in the form attached hereto as Exhibit D, (collectively, the First Note, the Second Note and the Third Note are referred to as the “Notes”).

The Company agrees and acknowledges that each of the Notes is fully earned as of their respective dates of issuance. The Company hereby agrees to furnish any documentation necessary for the Sales Consultant to deposit the shares underlying the Notes with a FINRA-registered broker-dealer once any applicable holding period has elapsed.

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4.Prohibited Services. The Sales Consultant shall not, as part of the CBD Services, or otherwise on behalf of the Company: (a) discuss, advise and/or negotiate any of the terms of any securities transaction (“Offering”); (b) participate in any advertisement, endorsement, or general solicitation in connection with any Offering; (c) participate in the preparation of any materials in connection with any Offering; (d) perform any independent analysis of any Offering; (e) engage in any “due diligence” activities in connection with any Offering; (f) assist with or provide financing for the Company (to consummate an Offering); (g) provide advice as to the valuation or financial advisability in connection with any Offering; or (h) handle any funds or securities in connection with any Offering. Nothing in this Agreement permits the Sales Consultant to act, nor will the Sales Consultant act, as a securities “dealer,” “broker-dealer” or “underwriter” as defined by the Federal and State securities laws (collectively, “Laws”). The Company acknowledges that the Sales Consultant is not a securities “dealer,” “broker-dealer” or “underwriter” as defined by the Laws.

5.Confidentiality. The Sales Consultant acknowledges that Sales Consultant shall keep in confidence any information that the Company provides to Sales Consultant pursuant to this Agreement. Notwithstanding the foregoing, Sales Consultant shall not be required to maintain confidentiality with respect to information (a) which is or becomes part of the public domain not due to the breach of this Agreement by Sales Consultant; (b) of which it had independent knowledge prior to disclosure; (c) which comes into the possession of Sales Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (d) which is required to be disclosed by Sales Consultant by laws, rule or regulators. If Sales Consultant is requested or required to disclose any information supplied to it by the Company, Sales Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

6.Sales Consultant’s Services to Others. The Company acknowledges that Sales Consultant or its affiliates may provide services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Sales Consultant in conducting such business with others, or in rendering such advice to others.

7.Term of Agreement; Termination. The term of this Agreement shall be for six (6) months commencing on the Effective Date (the “Term”). Either party may immediately terminate this Agreement for Cause, upon delivery of a written notice.

“Cause” means the occurrence of any of the following events: (a) willful, continued and systematic failure to substantially perform duties or covenants set forth herein or in any agreement between the Parties; (b) conduct that amounts to willful misconduct or gross negligence; (c) fraud, misappropriation, dishonesty, embezzlement or similar conduct by one Party against the other Party.

8.Expenses. Each of the Parties hereto shall be solely responsible for any and all of its own and costs and expenses related to the negotiation and preparation of this Agreement. It is agreed and acknowledged by the Company that the Sales Consultant may incur out of pocket costs and expenses in connection with the provision of services to the Company hereunder. The

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Company hereby agrees to advance such costs or expenses or to repay any such costs or expenses incurred by Sales Consultant within fifteen (15) days of Sales Consultant presenting an invoice for such expenses, as long as such expenses are approved by the Company in writing in advance.

9.Further Agreement. As further consideration of Sales Consultant’s entering into this Agreement, and in acknowledgment of the risks inherent with Sales Consultant’s accepting the Notes in payment of Sales Consultant’s CBD Services hereunder, with respect to the Notes, the Company shall, as may be required and while any amount due under the Notes remains outstanding, qualify and allocate a sufficient number of shares of Company common stock to repay the remaining balances under the Notes in full.

10.Representations of the Company.

(a)Accuracy of Disclosures. The Company represents and warrants to Sales Consultant that the disclosure documents filed with the Securities and Exchange Commission and/or OTCMarkets regarding the Company and its business, assets and liabilities are and will be true and correct and contain no material omission or misstatement of facts. The Company agrees to keep Sales Consultant currently informed as to any changes in material fact regarding the Company, its business, its assets and liabilities, or any other matters referred to in the disclosure documents provided by the Company.

(b)Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(c)Authorization; Enforcement. (1) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Notes and to consummate the transactions contemplated hereby and thereby and to issue the Notes, including the shares of common stock underlying the Notes Securities (the “Conversion Shares”) (collectively, the Notes and the Conversion Shares are referred to as the “Securities”), in accordance with the terms hereof and thereof, (2) the execution and delivery of this Agreement and the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Securities has been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (3) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (4) this Agreement constitutes, and upon execution and delivery by the Company of the Notes, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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(d)Capitalization; Governing Documents. As of the date of this Agreement, the authorized capital stock of the Company consists of: 1,500,000,000 shares of common stock, par value $0.001 per share, of which 422,958,116 shares are issued and outstanding.

All of such outstanding shares of common stock of the Company and the Conversion Shares are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.

(e)Issuance of Securities. The Securities are duly authorized and reserved for issuance in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose liability upon Sales Consultant thereof.

(f)Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect of the Conversion Shares to the Company’s common stock upon the conversion of the Notes. The Company further acknowledges that its obligation to issue, upon conversion of the Notes, the Conversion Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(g)Ranking; No Conflicts. The Notes shall have no priority in payment and performance over any other indebtedness of the Company. The execution, delivery and performance of this Agreement and the Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (1) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws, or (2) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (3) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities is subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), or (4) trigger any anti-dilution and/or ratchet provision contained in any other contract in which the Company is a party thereto or any security issued by the Company. The Company is not in violation of its Articles of Incorporation, Bylaws or other organizational documents and it is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has

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not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted so long as Sales Consultant owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Notes in accordance with their respective terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and, upon conversion of the Notes, issue Conversion Shares. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market (as defined herein) and does not reasonably anticipate that the Company’s common stock will be delisted by the Principal Market in the foreseeable future. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The “Principal Market” shall mean the principal securities exchange or trading market where the Company’s common stock is listed or traded, including, but not limited to, any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market) or the NYSE American, or any successor to such markets.

(h)Absence of Certain Changes. Since September 30, 2024, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or reporting status of the Company or any of its Subsidiaries.

(i)Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Disclosure Documents contain a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company, without regard to whether it would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

(j)Intellectual Property. The Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened,

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which challenges the right of the Company with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

(k)No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

(l)Tax Status. The Company has filed all required federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject. The Company represents that it owes no delinquent taxes.

(m)Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to Sales Consultant pursuant hereto and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(n)Acknowledgment Regarding Sales Consultant’s Acquisition of the Securities. The Company acknowledges and agrees that Sales Consultant is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Sales Consultant is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Sales Consultant or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Sales Consultant’s purchase of the Securities.

The Company further represents to Sales Consultant that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(o)No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require

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registration under the 1933 Act of the issuance of the Securities to Sales Consultant. The issuance of the Securities to Sales Consultant will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

(p)No Brokers; No Solicitation. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company acknowledges and agrees that neither Sales Consultant nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited the Company to enter into this Agreement and consummate the transactions described in this Agreement.

(r)Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(s)Environmental Matters.

(1)There are, to the Company’s knowledge, with respect to the Company or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below). The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(2)Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company during the period the property was owned, leased or used by the Company.

(t)Title to Property. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it

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which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects.

(u)Insurance. The Company has necessary commercially reasonable insurance policies in force.

(v)Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)Foreign Corrupt Practices. Neither The Company nor any director, officer, agent, employee or other person acting on behalf of the Company, has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x)Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company’s financial statements for its most recent fiscal year end and interim financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

(y)No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

(z)No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off

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balance sheet entity that is required to be disclosed by the Company in its public filings.

(aa)No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(bb)Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (1) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (2) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (3) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(cc)Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company (1) does not exercise a controlling influence over the management or policies and (2) does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(dd)Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the Company’s knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (1) as a kickback or bribe to any person or (2) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

(ee)Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3 and in addition to any other remedies available to Sales Consultant pursuant to this Agreement, it will be considered an Event of Default under the Notes.

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11.Representations of Sales Consultant. Sales Consultant represents and warrants to the Company that:

(a)Investment Purpose. As of the date hereof, Sales Consultant is acquiring the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Sales Consultant does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b)Accredited Investor Status. Sales Consultant is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c)Reliance on Exemptions. Sales Consultant understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Sales Consultant’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Sales Consultant set forth herein in order to determine the availability of such exemptions and the eligibility of Sales Consultant to acquire the Securities.

(d)Information. Sales Consultant and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Sales Consultant or its advisors. Sales Consultant and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to Sales Consultant any material non-public information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Sales Consultant. Neither such inquiries nor any other due diligence investigation conducted by Sales Consultant or any of its advisors or representatives shall modify, amend or affect Sales Consultant’s right to rely on the Company’s representations and warranties contained herein.

(e)Governmental Review. Sales Consultant understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)Transfer or Re-sale. Sales Consultant understands that (1) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Sales Consultant shall have delivered to the Company an opinion of counsel that shall be in form, substance and

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scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of Sales Consultant who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144 or other applicable exemption, (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”) or (f) the Securities are sold pursuant to Regulation A under the 1933 Act (or a successor rule) (“Regulation A”), and Sales Consultant shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (2) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Sales Consultant in effecting such pledge of Securities shall be not required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or otherwise.

(g)Legends. Sales Consultant understands that the Securities have not been registered under the 1933 Act; and may bear a restrictive legend in substantially the following form:

THE SECURITIES, INCLUDING THE SECURITIES INTO WHICH THESE SECURITIES MAY BE CONVERTED, REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE BUYER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement for the applicable shares of Common Stock without such legend to the holder of any Security upon which it is stamped or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless

MARKET DEVELOPMENT AND SALES SERVICES AGREEMENT   |   PAGE 12

otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, Regulation A or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or Sales Consultant provides an opinion of counsel to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. Sales Consultant agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by Sales Consultant with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, Rule 144A, Regulation S, Regulation A or other applicable exemption at the Deadline (as defined in the Note), it will be considered an Event of Default under the Note.

(f)Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Sales Consultant, and this Agreement constitutes a valid and binding agreement of Sales Consultant enforceable in accordance with its terms.

12.Independent Contractor. Sales Consultant shall act at all times hereunder as an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended, with respect to the Company, and not as an employee, partner, agent or co-venturer of or with the Company. Except as set forth herein, the Company shall neither have nor exercise control or direction whatsoever over the operations of Sales Consultant and Sales Consultant shall neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by the Company.

13.No Agency Created. No agency, employment, partnership or joint venture shall be created by this Agreement, as Sales Consultant is an independent contractor. Sales Consultant shall have no authority as an agent of the Company or to otherwise bind the Company to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

14.Indemnification.

(a)The Company hereby represents and warrants that all information, if any, furnished by the Company or its representatives or made available to the Sales Consultant by the Company, is complete and accurate in all material respects, and does not omit any material fact or information necessary to make the statements contained therein not misleading. The Company will indemnify, defend and hold harmless the Sales Consultant, its affiliates, successors, assigns, agents, employees and all persons, firms and entities who might be claimed to be jointly or severally liable with the Sales Consultant against any loss or liability (including any legal fees

MARKET DEVELOPMENT AND SALES SERVICES AGREEMENT   |   PAGE 13

and costs incurred in connection with such claim) arising from the Company’s failure to perform its obligations hereunder.

(b)The Sales Consultant shall indemnify, defend and hold harmless the Company, its affiliates, successors, assigns, agents, officers, directors, employees and all persons, firms and entities who might be claimed to be jointly or severally liable with the Company from and against any and all losses, claims, damages, liabilities, cost and expenses (including any reasonable legal fees and costs incurred in connection with such claim) to which such indemnified party may become subject as a breach of this Agreement by the Sales Consultant. Notwithstanding anything contained herein to the contrary, in no event shall Sales Consultant be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) unless due to gross negligence on the part of the Sales Consultant.

15.Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or upon receipt by the addressee by courier or by telefacsimile addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a Party may designate by ten days advance written notice:

If to the Company:

Software Effective Solutions Corp.

6500 River Place Blvd, Building 7, Suite 250

Austin, Texas 78730

If to the Sales Consultant:

Red Phoenix Rising, LLC

1712 Pioneer Avenue, Suite 500

Cheyenne, Wyoming 82001

16.Assignment. This Agreement shall not be assigned, pledged or transferred in any way by either party hereto without the prior written consent of the other party. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits herein contrary to the foregoing provisions shall be null and void.

17.Conflicting Agreements. Sales Consultant and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and that each party is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

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18.No Waiver. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

20.Entire Agreement. This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may not be changed orally but only by written document signed by the party against whom enforcement of the waiver, change, modification, extension or discharge is sought. This Agreement supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Sales Consultant or any of its affiliates with respect to the subject matter of this Agreement.

21.Paragraph Headings. Headings contained herein are for convenient reference only. They are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

22.Survival of Provisions. In case any one or more of the provisions or any portion of any provision set forth in this Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision(s) or portion(s) thereof shall be modified or deleted in such manner as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. The validity, legality and enforceability of any such provisions shall not in any way be affected or impaired thereby and such remaining provisions shall be construed as severable and independent thereof.

23.Binding Effect. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained herein.

24.Attorney’s Fees. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys’ fees and post judgment costs, from the other party.

25.Authorized Agent. The persons executing this Agreement on behalf of the Company and Sales Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

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26.Additional Documents. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

27.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile or electronic scan of this Agreement may be relied upon as full and sufficient evidence as an original.

[ SIGNATURE PAGE FOLLOWS ]

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[ SIGNATURE PAGE TO MARKET DEVELOPMENT AND SALES SERVICES AGREEMENT ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

SOFTWARE EFFECTIVE SOLUTIONS CORP.

By: /s/ Gabriel Díaz

Gabriel Díaz

Chief Executive Officer

SALES CONSULTANT:

RED PHOENIX RISING, LLC

By: /s/ Thomas Roland

Thomas Roland

Managing Member

MARKET DEVELOPMENT AND SALES SERVICES AGREEMENT   |   PAGE 17

ANNEX I

MARKET DEVELOPMENT AND SALES SERVICES AGREEMENT   |   PAGE 18

EXHIBIT A

Description of the CBD Services

The Company intends to become a new participant in the CBD industry, including grow opportunities, product manufacturing, product acquisition (including vapes and cartridges), product packaging and product distribution in the United States and the European Union countries.

To achieve such objectives, Sales Consultant is to provide the services (the CBD Services) described below:

▪Develop an overall plan to enter the CBD industry at all levels.

▪Plan and provide a retail level product branding strategy for Client.

▪Coordinate, with independent legal counsel hired by Client, all applicable trademark filings for Client.

▪Develop high end label designs for the packaging of Client’s branded products.

▪Develop Client’s packaging to maximize margins and brand recognition.

▪Develop e-commerce websites for wholesalers, retailers and direct-to-consumer efforts with respect to Client’s products.

▪Coordinate, with independent legal counsel hired by Client, execution of all brand licensing agreements and any other agreements between Client and its producers.

▪Monitor and forecast Client’s production volume and timing.

▪Monitor and forecast production volume and timing for other licensed producers selling raw materials to Client.

▪Prepare and report go-to-market schedules to Client and its associated retailers.

▪Draft and implement best practices to measure and reduce the cost of processing the products Client sells.

▪Assist Client in developing profitable terms for the wholesale purchase of its raw materials and white label products, as well as profitable terms for the distribution and sale of its products to retailers.

▪Create, standardize, and coordinate the retailer enrollment process.

▪Coordinate, with independent legal counsel hired by Client, brand licensing agreements for use between Client and licensed retailers.

▪Assist Client in choosing ongoing strategies for establishing long-term retailer and consumer loyalty to Client’s brands, including, but not limited to:

▪Ongoing IP development

▪Design and development of online brand

▪Direct consumer marketing

▪Broader retailer enrollment

EXHIBIT B

Form of First Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

8% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Software Effective Solutions Corp., a Louisiana corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Red Phoenix Rising, LLC, or registered assigns (the “Holder”), the sum of $500,000.00 together with any interest as set forth herein, on March 1, 2026 (the “Maturity Date”), including interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Holder pays the full Purchase Price to the Borrower and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. Conversion Rights

1.1Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the earlier of (a) the day immediately following the SEC’s qualification of a Regulation A Offering under the Securities Act of 1933, as amended (the “Securities Act”), of the Borrower and (b) the date that is 180 days immediately following the Issue Date to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or, in the event of a recapitalization or merger, any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”) [The foregoing is not a ratchet provision; in the event of a recapitalization or merger, if common shareholder receive any other shares or interests, i.e., shares of a different issuer in the event of a merger, the Note will convert into such shares. That is the Note conversion rights will follow the merger]; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived  by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.1.1Rights of Qualification. The Holder shall have the right, which may be exercised at the Holder’s sole discretion, to convert any amount due under this Note into shares that have been qualified in any Regulation A Offering under the Securities Act of Borrower during the term of any such Regulation A Offering. The number of qualified shares to be issued upon any such conversion shall be in accordance with Section 1.2 of this Note. In conjunction with the rights granted to the Holder under this Section 1.1.1, Borrower shall, as may be required and while any amount due under this Note remains outstanding, qualify and allocate a sufficient number of shares of Common Stock to repay the remaining balance under the Note in full.

1.2Conversion Price. The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the closing price for the Common Stock on the trading day immediately preceding the date of any conversion. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Notwithstanding the foregoing paragraph, should the Holder exercise its conversion rights pursuant to Section 1.1.1 of this Note, the Conversion Price shall be equal to the then-current offering price of the applicable Regulation A Offering Statement.

1.3Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower is required at all times to have authorized and reserved four and one half times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect) (based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 1,000,000 shares) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4Method of Conversion.

(a)Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time, ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b)Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c)Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(e)Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (3 business days after receipt of Conversion Notice) due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) the Borrower or its transfer agent shall have been furnished by the Holder with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (ii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor.

1.6Effect of Certain Events.

(a)Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. [NOTE: This is not a ratchet provision, it simply prohibits the issuer from effecting a distribution of assets or stock while attempting to avoid conversion or payment of the note (i.e., in the event of an asset distribution which renders the company a shell company, without the foregoing language, although it would be a default, the note holder would be left with little other remedies to attempt to be repaid from the spin off entity). Note that the language does not change the conversion price formula.]

1.7Prepayment. This Note may be prepaid at any time without penalty. The Holder’s conversion rights herein shall not be affected in any way until the Note is fully paid (funds received by the Holder).

ARTICLE II. CERTAIN COVENANTS

2.1Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may not be unreasonably withheld as long as such disposition does not render the Borrower a “shell company” as such term is defined in Rule 144.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including, but not limited to, that certain Market Development and Sales Services Agreement between the Borrower and the Holder and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

3.5Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8[Omitted].

3.9Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10Cessation of Operations. Any cessation of operations by Borrower rendering the Borrower a “shell company” as such term is defined in Rule 144, or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with OTC Markets at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

3.12Reserved.

3.13Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable and the details of the determination of such amount, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Software Effective Solutions Corp.

6500 River Place Blvd, Building 7, Suite 250

Austin, Texas 78730

If to the Holder:

Red Phoenix Rising, LLC

1712 Pioneer Avenue, Suite 500

Cheyenne, Wyoming 82001

4.3Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be assigned by the Holder without the consent of the Borrower.

4.5Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Texas or in the federal courts located in Austin, Texas. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7Reserved.

4.8Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this 8% Convertible Promissory Note to be signed in its name by its duly authorized officer on March 1, 2025.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

EXEMPLAR

By: ____________________

Gabriel Díaz

Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ principal amount and $_________ of accrued interest of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Software Effective Solutions Corp., a Louisiana corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of March 1, 2025 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

□The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _______________________

Account Number: ________________________________

□The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion:

Applicable Conversion Price:

Number of shares of common stock to be issued pursuant to conversion of the Notes:

Amount of Principal Balance due remaining under the Note after this conversion:

[ Name of Holder ]

By: ______________________________________

EXHIBIT C

Form of Second Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

8% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Software Effective Solutions Corp., a Louisiana corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Red Phoenix Rising, LLC, or registered assigns (the “Holder”), the sum of $150,000.00 together with any interest as set forth herein, on April 1, 2026 (the “Maturity Date”), including interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Holder pays the full Purchase Price to the Borrower and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. Conversion Rights

1.1Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the earlier of (a) the day immediately following the SEC’s qualification of a Regulation A Offering under the Securities Act of 1933, as amended (the “Securities Act”), of the Borrower and (b) the date that is 180 days immediately following the Issue Date to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or, in the event of a recapitalization or merger, any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”) [The foregoing is not a ratchet provision; in the event of a recapitalization or merger, if common shareholder receive any other shares or interests, i.e., shares of a different issuer in the event of a merger, the Note will convert into such shares. That is the Note conversion rights will follow the merger]; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived  by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.1.1Rights of Qualification. The Holder shall have the right, which may be exercised at the Holder’s sole discretion, to convert any amount due under this Note into shares that have been qualified in any Regulation A Offering under the Securities Act of Borrower during the term of any such Regulation A Offering. The number of qualified shares to be issued upon any such conversion shall be in accordance with Section 1.2 of this Note. In conjunction with the rights granted to the Holder under this Section 1.1.1, Borrower shall, as may be required and while any amount due under this Note remains outstanding, qualify and allocate a sufficient number of shares of Common Stock to repay the remaining balance under the Note in full.

1.2Conversion Price. The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the closing price for the Common Stock on the trading day immediately preceding the date of any conversion. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Notwithstanding the foregoing paragraph, should the Holder exercise its conversion rights pursuant to Section 1.1.1 of this Note, the Conversion Price shall be equal to the then-current offering price of the applicable Regulation A Offering Statement.

1.3Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower is required at all times to have authorized and reserved four and one half times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect) (based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 1,000,000 shares) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4Method of Conversion.

(a)Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time, ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b)Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c)Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(e)Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (3 business days after receipt of Conversion Notice) due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) the Borrower or its transfer agent shall have been furnished by the Holder with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (ii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor.

1.6Effect of Certain Events.

(a)Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. [NOTE: This is not a ratchet provision, it simply prohibits the issuer from effecting a distribution of assets or stock while attempting to avoid conversion or payment of the note (i.e., in the event of an asset distribution which renders the company a shell company, without the foregoing language, although it would be a default, the note holder would be left with little other remedies to attempt to be repaid from the spin off entity). Note that the language does not change the conversion price formula.]

1.7Prepayment. This Note may be prepaid at any time without penalty. The Holder’s conversion rights herein shall not be affected in any way until the Note is fully paid (funds received by the Holder).

ARTICLE II. CERTAIN COVENANTS

2.1Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may not be unreasonably withheld as long as such disposition does not render the Borrower a “shell company” as such term is defined in Rule 144.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including, but not limited to, that certain Market Development and Sales Services Agreement between the Borrower and the Holder and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

3.5Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8[Omitted].

3.9Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10Cessation of Operations. Any cessation of operations by Borrower rendering the Borrower a “shell company” as such term is defined in Rule 144, or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with OTC Markets at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

3.12Reserved.

3.13Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11,

3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable and the details of the determination of such amount, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Software Effective Solutions Corp.

6500 River Place Blvd, Building 7, Suite 250

Austin, Texas 78730

If to the Holder:

Red Phoenix Rising, LLC

1712 Pioneer Avenue, Suite 500

Cheyenne, Wyoming 82001

4.3Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be assigned by the Holder without the consent of the Borrower.

4.5Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Texas or in the federal courts located in Austin, Texas. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7Reserved.

4.8Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this 8% Convertible Promissory Note to be signed in its name by its duly authorized officer on April 1, 2025.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

EXEMPLAR

By: ____________________

Gabriel Díaz

Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ principal amount and $_________ of accrued interest of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Software Effective Solutions Corp., a Louisiana corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of April 1, 2025 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

□The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _________________

Account Number: __________________________

□The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion:

Applicable Conversion Price:

Number of shares of common stock to be issued pursuant to conversion of the Notes:

Amount of Principal Balance due remaining under the Note after this conversion:

[ Name of Holder ]

By: _____________________________

EXHIBIT D

Form of Third Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

8% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Software Effective Solutions Corp., a Louisiana corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Red Phoenix Rising, LLC, or registered assigns (the “Holder”), the sum of $150,000.00 together with any interest as set forth herein, on May 1, 2026 (the “Maturity Date”), including interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Holder pays the full Purchase Price to the Borrower and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. Conversion Rights

1.1Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the earlier of (a) the day immediately following the SEC’s qualification of a Regulation A Offering under the Securities Act of 1933, as amended (the “Securities Act”), of the Borrower and (b) the date that is 180 days immediately following the Issue Date to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or, in the event of a recapitalization or merger, any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”) [The foregoing is not a ratchet provision; in the event of a recapitalization or merger, if common shareholder receive any other shares or interests, i.e., shares of a different issuer in the event of a merger, the Note will convert into such shares. That is the Note conversion rights will follow the merger]; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived  by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.1.1Rights of Qualification. The Holder shall have the right, which may be exercised at the Holder’s sole discretion, to convert any amount due under this Note into shares that have been qualified in any Regulation A Offering under the Securities Act of Borrower during the term of any such Regulation A Offering. The number of qualified shares to be issued upon any such conversion shall be in accordance with Section 1.2 of this Note. In conjunction with the rights granted to the Holder under this Section 1.1.1, Borrower shall, as may be required and while any amount due under this Note remains outstanding, qualify and allocate a sufficient number of shares of Common Stock to repay the remaining balance under the Note in full.

1.2Conversion Price. The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the closing price for the Common Stock on the trading day immediately preceding the date of any conversion. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Notwithstanding the foregoing paragraph, should the Holder exercise its conversion rights pursuant to Section 1.1.1 of this Note, the Conversion Price shall be equal to the then-current offering price of the applicable Regulation A Offering Statement.

1.3Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower is required at all times to have authorized and reserved four and one half times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect) (based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 1,000,000 shares) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4Method of Conversion.

(a)Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time, ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b)Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c)Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(e)Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (3 business days after receipt of Conversion Notice) due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) the Borrower or its transfer agent shall have been furnished by the Holder with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (ii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor.

1.6Effect of Certain Events.

(a)Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. [NOTE: This is not a ratchet provision, it simply prohibits the issuer from effecting a distribution of assets or stock while attempting to avoid conversion or payment of the note (i.e., in the event of an asset distribution which renders the company a shell company, without the foregoing language, although it would be a default, the note holder would be left with little other remedies to attempt to be repaid from the spin off entity). Note that the language does not change the conversion price formula.]

1.7Prepayment. This Note may be prepaid at any time without penalty. The Holder’s conversion rights herein shall not be affected in any way until the Note is fully paid (funds received by the Holder).

ARTICLE II. CERTAIN COVENANTS

2.1Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may not be unreasonably withheld as long as such disposition does not render the Borrower a “shell company” as such term is defined in Rule 144.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including, but not limited to, that certain Market Development and Sales Services Agreement between the Borrower and the Holder and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

3.5Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8[Omitted].

3.9Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10Cessation of Operations. Any cessation of operations by Borrower rendering the Borrower a “shell company” as such term is defined in Rule 144, or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with OTC Markets at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

3.12Reserved.

3.13Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable and the details of the determination of such amount, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Software Effective Solutions Corp.

6500 River Place Blvd, Building 7, Suite 250

Austin, Texas 78730

If to the Holder:

Red Phoenix Rising, LLC

1712 Pioneer Avenue, Suite 500

Cheyenne, Wyoming 82001

4.3Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be assigned by the Holder without the consent of the Borrower.

4.5Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Texas or in the federal courts located in Austin, Texas. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7Reserved.

4.8Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this 8% Convertible Promissory Note to be signed in its name by its duly authorized officer on May 1, 2025.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

EXEMPLAR

By: ____________________

Gabriel Díaz

Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ principal amount and $_________ of accrued interest of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Software Effective Solutions Corp., a Louisiana corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of May 1, 2025 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

□The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: ________________

Account Number: _________________________

□The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion:

Applicable Conversion Price:

Number of shares of common stock to be issued pursuant to conversion of the Notes:

Amount of Principal Balance due remaining under the Note after this conversion:

[ Name of Holder ]

By: _______________________________